UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

FormFactor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50307	13-3711155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road Livermore, California	94551
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 290-4000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 13, 2010, FormFactor, Inc. (the “Company”) announced that Homa Bahrami, Chenming Hu and Harvey Wagner tendered their resignation from the Board of Directors of the Company on December 8, 2010.  The Board accepted their resignations, which are all effective on December 26, 2010, the start of the Company’s 2011 fiscal year.  The resignations are not the result of any disagreement with the Company and are part of the Company’s larger efforts to streamline its operations.

In connection with these resignations, the Board approved the accelerated vesting in full on December 26, 2010 of all unvested restricted stock units previously granted to each departing director. As a result of the accelerated vesting, Dr. Bahrami and Mr. Wagner will each receive approximately 2,500 shares of common stock from accelerated restricted stock units for a total of 6,000 shares each from restricted stock units awarded on May 20, 2010, and Dr. Hu will receive approximately 6,500 shares of common stock from accelerated restricted stock units for a total of 12,000 shares from restricted stock units awarded on December 10, 2009 and May 20, 2010.

In addition, in connection with Dr. Hu’s resignation, the Board approved the accelerated vesting in full on December 26, 2010 of the non-qualified stock options granted to Dr. Hu on December 10, 2009, so that Dr. Hu will be vested in all 6,000 shares of his original 6,000 non-qualified stock option grant.

The Board also approved extending the post-termination exercise period for all vested outstanding non-qualified stock options held by Dr. Bahrami, Mr. Wagner and Dr. Hu from three months to twelve months beginning from December 26, 2010.  All other provisions of the non-qualified stock options remain unchanged.

The Company also announced that Carl Everett, who is Executive Chairman of the Company, will resign from that position and will become Chairman of the Board and a member of the Governance Committee and Compensation Committee, each effective December 26, 2010. In addition, Ed Rogas will be appointed to the Audit Committee and Compensation Committee, effective December 26, 2010.

A press release announcing certain of these events is attached as Exhibit 99.01.

Item 7.01               Regulation FD Disclosure.

On December 13, 2010, FormFactor, Inc. issued a press release announcing that it expects revenue for its fourth fiscal quarter of 2010 to be within its prior guidance range of $40 - $45 million. The press release is attached as Exhibit 99.01 and is incorporated herein by reference.

Looking ahead to the first quarter of fiscal year 2011, the Company expects to see signs of softness in the DRAM market as customers react to market demands and timing of some technology transitions.  As a result, the Company expects that revenues for the first quarter of fiscal year 2011 will be down significantly from revenues for the fourth quarter of fiscal year 2010. The Company expects to provide more information on the outlook for the first quarter of fiscal year 2011 on its fourth quarter 2010 earnings call in early February 2011.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the Company’s ability to complete successfully a turn-around and realize profitable growth. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the Company’s Form 10-K for the fiscal year ended December 26, 2009, as filed with the SEC, and subsequent SEC filings, including the company’s Form 10-Qs for its fiscal quarterly periods ending March 27, 2010, June 26, 2010 and September 25, 2010. Copies of the company’s filings with the Securities and Exchange Commission are available at http://investors.formfactor.com/edgar.cfm. The Company assumes no obligation to update the information in this report, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title and Description

99.01	Press Release dated December 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FormFactor, Inc.
(Registrant)

Date: December 14, 2010	By:	/s/ Stuart L. Merkadeau
Stuart L. Merkadeau
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Title and Description

99.01	Press Release dated December 13, 2010